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                                                                     EXHIBIT 8.2

                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                         iSHARES TRUST AND iSHARES, INC.

Know all men by these presents that the Trustee of iShares Trust (the "Trust") and Director of iShares, Inc. (the "Company") whose name and signature appear below, constitutes and appoints Lee T. Kranefuss, Michael Latham and W. John McGuire his attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any registration statements and amendments thereto for the Trust and the Company and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

                                                               December 22, 2003


/s/ John E. Martinez
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Name: John E. Martinez